UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 11, 2013

Date of Report (date of earliest event reported)

Applied Micro Circuits Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-23193	94-2586591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

215 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices)

(408) 542-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2013, Applied Micro Circuits Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Altera European Trading Company Limited (the “Buyer”), a private limited company organized under the laws of Ireland and a wholly-owned subsidiary of Altera Corporation (“Altera”), and AppliedMicro TPACK A/S (“TPACK”), a limited liability company (Aktieselskab) organized under the laws of Denmark and a wholly-owned subsidiary of the Company. Pursuant to the Purchase Agreement, the Company is selling to the Buyer 100% of the issued and outstanding shares of TPACK and certain specified intellectual property assets owned by the Company directly related to TPACK’s business for a total purchase price of $34,000,000, payable entirely in cash. The purchase price is subject to an adjustment based on TPACK’s working capital balance as of the closing of the transaction.

As a result of the transactions contemplated by the Purchase Agreement, employees currently employed by TPACK will remain TPACK employees and be transferred along with the sale of the TPACK shares. Pursuant to the terms of the Purchase Agreement, the Company, TPACK and the Buyer will enter into ancillary agreements, including an Intellectual Property Agreement. The Intellectual Property Agreement provides that the Company will receive a fully-paid perpetual license to substantially all of TPACK’s intellectual property rights being acquired by the Buyer in the transaction, and the Company and the Buyer will license to each other certain intellectual property rights specified in the Intellectual Property Agreement.

In connection with entering into the Purchase Agreement, the Company and Altera entered into a memorandum of understanding dated April 11, 2013 intended to result in their joint development and marketing of optimized solutions for data center applications.

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain closing conditions. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Current Report, and is incorporated herein by reference in its entirety.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement dated April 11, 2013 by and between Applied Micro Circuits Corporation, Altera European Trading Company Limited, a private limited company organized under the laws of Ireland and a wholly-owned subsidiary of Altera Corporation, and AppliedMicro TPACK A/S, a limited liability company (Aktieselskab) organized under the laws of Denmark and a wholly-owned subsidiary of Applied Micro Circuits Corporation.

Forward-Looking Statements

This Current Report and its Exhibit contain forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including without limitation the anticipated consummation and closing date of, and total purchase price proceeds ultimately receivable from, the Purchase Agreement and the anticipated consummation of the other transactions described above or otherwise contemplated by the Purchase Agreement. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the terms and conditions of the Purchase Agreement, as well as Company’s successful and timely development of products, market acceptance of new products, the businesses of the Company’s major customers, suppliers and competitors, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of April 11, 2013. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013		APPLIED MICRO CIRCUITS CORPORATION

	By:	/s/ L. WILLIAM CARACCIO
L. William Caraccio Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated April 11, 2013 by and between Applied Micro Circuits Corporation, Altera European Trading Company Limited, a private limited company organized under the laws of Ireland and a wholly-owned subsidiary of Altera Corporation, and AppliedMicro TPACK A/S, a limited liability company (Aktieselskab) organized under the laws of Denmark and a wholly-owned subsidiary of Applied Micro Circuits Corporation.